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Resolution No. 58                                                  Exhibit 10(h)
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                          Lockheed Martin Corporation
                               Board of Directors
                                  May 25, 1995

                          Financial Counseling Program
                                 For Directors

          RESOLVED, That the Senior Vice President and Chief Financial Officer be authorized, with the authority to delegate such authorization, to provide reimbursement to each member of the Board of Directors of up to $6,000 annually for expenses incurred by the director in obtaining financial counseling services while the director is serving as a member of the Board of Directors and for one year following retirement;

          RESOLVED FURTHER, That the officers of the Corporation be and each hereby is authorized, with the power to delegate such authorization, to execute and deliver such instruments and documents, to do all such other acts and things, and to take all such further steps as are deemed necessary or advisable or convenient or proper in order to fully carry out the intent of the foregoing resolution.